UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Inari Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Inari Medical, Inc.

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

May 18, 2023

For Stockholders of record as of March 22, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report to Stockholders (the “proxy materials”), and to obtain directions to attend the meeting, go to: www.proxydocs.com/NARI

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/NARI

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 08, 2023.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/NARI	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

*   If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Inari Medical, Inc.

Meeting Type:   Annual Meeting of Stockholders

Date:   Thursday, May 18, 2023

Time:   8:00 AM, Pacific Time

Place:   Annual Meeting to be held live via the Internet- please visit

  www.proxydocs.com/NARI for more details.

You must register at www.proxydocs.com/NARI by May 17, 2023 5:00 PM ET to attend the meeting online.

SEE REVERSE FOR FULL AGENDA

Inari Medical, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	To elect the three nominees for Class III director to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

1.01 Cynthia Lucchese

1.02 Jonathan Root, M.D.

1.03 Robert Warner

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

3.	To approve, on the advisory basis, the compensation of our named executive officers.

NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.